UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

American Community Properties Trust
_____________________________________________________________________________________
(Name of Registrant as Specified in its Charter)

_____________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

AMERICAN COMMUNITY PROPERTIES TRUST
222 SMALLWOOD VILLAGE CENTER
ST. CHARLES, MD 20602

NOTICE OF 2001 ANNUAL MEETING OF
SHAREHOLDERS AND PROXY STATEMENT

April 12, 2001

Dear Shareholders:

On behalf of the officers and trustees of American Community Properties Trust (the "Company"), you are cordially invited to attend the Company's Annual Meeting of Shareholders to be held at 10:00 a.m. EST, on Wednesday, June 6, 2001, at the Holiday Inn, James Craik Room, 45 St. Patrick's Drive, St. Charles, Maryland.

At the meeting, shareholders of the Company will be asked to consider and act upon the election of one trustee to serve until 2003 and two trustees to continue to serve until 2004, and ratification of auditors as described in the formal Notice of Meeting and in the accompanying Proxy Statement.

The trustees of the Company unanimously recommend that all shareholders of the Company vote in favor of the two proposals presented. Your vote is important regardless of the number of shares you own. We strongly encourage all shareholders of the Company to participate by voting their shares by proxy whether or not they plan to attend the meeting. Please sign, date and mail the enclosed proxy as soon as possible. If you do attend the meeting, you may still vote in person.

Sincerely,

/s/ J. Michael Wilson

J. Michael Wilson
Chairman and
Chief Executive Officer

AMERICAN COMMUNITY PROPERTIES TRUST
222 SMALLWOOD VILLAGE CENTER
ST. CHARLES, MD 20602

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 6, 2001

TO THE SHAREHOLDERS OF AMERICAN COMMUNITY PROPERTIES TRUST:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of American Community Properties Trust (the "Company") will be held on Wednesday, June 6, 2001, at 10:00 a.m. at the Holiday Inn, James Craik Room, 45 St. Patrick's Drive, St. Charles, Maryland, for the following purposes:

    To elect one trustee of the Company to serve until the Annual Meeting of the shareholders in 2003 and two trustees to serve until the Annual Meeting of shareholders in 2004;

    To ratify the selection of Arthur Andersen LLP as the Company's independent auditors for 2001; and

    To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Trustees has fixed the close of business on April 13, 2001 as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

Shareholders are invited to attend the meeting. Whether or not you expect to attend, we urge you to sign, date and promptly return the enclosed proxy card in the enclosed postage prepaid envelope. If you attend the meeting, you may vote your shares in person, which will revoke any previously executed proxy.

If your shares are held of record by a broker, bank or other nominee and you wish to attend the meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the meeting. In order to vote your shares at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Trustees

Paul Resnik
Secretary

St. Charles, Maryland
April 12, 2001

AMERICAN COMMUNITY PROPERTIES TRUST
222 SMALLWOOD VILLAGE CENTER
ST. CHARLES, MD 20602

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 6, 2001

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Trustees of American Community Properties Trust, a Maryland real estate investment trust (the "Company" or "ACPT"), for the 2001 Annual Meeting of the shareholders of the Company (the "2001 Annual Meeting") to be held at the Holiday Inn, James Craik Room, 45 St. Patrick's Drive, St. Charles, Maryland on Wednesday, June 6, 2001 at 10:00 a.m. The Notice of the Annual Meeting, this proxy statement and the accompanying proxy are first being mailed on or about April 25, 2001 to shareholders of record of the Company's common shares ("Common Shares") as of the close of business on April 13, 2001. You can ensure that your shares are voted at the meeting by signing, dating and promptly returning the enclosed proxy card in the envelope provided. Each share entitles the registered holder to one vote. As of March 15, 2001, there were 5,191,554 Common Shares outstanding. Sending in a signed proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted by notifying the Secretary of the Company in writing, or by executing a subsequent proxy, which revokes your previously executed proxy. Additionally, if you attend the meeting, you may vote your shares in person, which will revoke any previously executed proxy.

At the 2001 Annual Meeting, shareholders will have the opportunity to elect one Trustee to serve until the Annual Meeting in 2003 and two Trustees to serve until the Annual Meeting in 2004; to ratify the selection of Arthur Andersen LLP to serve as the Company's independent auditors for 2001; and to transact such other business as may properly come before the meeting.

The Company's principal executive offices are located at 222 Smallwood Village Center, St. Charles, Maryland, 20602.

VOTING OF PROXIES

Proxies will be voted as specified by the shareholders. Where specific choices are not indicated, proxies will be voted FOR the election of all nominees for Trustee. The presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at the 2001 Annual Meeting constitutes a quorum. The election of Trustees requires the affirmative vote of a majority of the outstanding Common Shares, in person or by proxy, and entitled to vote at the 2001 Annual Meeting. Accordingly, abstentions and broker non-votes have the same effect as a vote against the nominated trustee. The ratification of auditors selection requires the affirmative vote of a majority of the shares present and voting, in person or by proxy, at the meeting. Accordingly, abstentions and broker non-votes have no effect on voting with respect to the ratification of auditors.

ELECTION OF TRUSTEES

At the 2001 Annual Meeting, one Trustee is to be elected to serve for a term to expire at the 2003 Annual Meeting of the shareholders. The nominee is Mr. Antonio Ginorio who was elected by the Board of Trustees at its meeting on January 29, 2001, to fill a vacancy on the Board. The shareholders will also be voting at the Annual Meeting for two nominees to serve as trustees until the Annual Meeting in 2004. The two nominees for election until the 2004 Annual Meeting are J. Michael Wilson and Thomas J. Shafer. Mr. Wilson has been a Trustee since March 13, 1997. Mr. Shafer has been a Trustee since August 3, 1998. Information regarding the Board's nominees for trustees is set forth below. Information regarding the Trustees whose terms expire in 2002 and 2003 is also set forth below.

Pursuant to the Company's Declaration of Trust and Bylaws, the Board of Trustees consists of not less than three nor more than nine trustees, with the present number of trustees set at six. The Board of Trustees is divided into three classes serving staggered terms, with each class consisting of one-third of the total number of trustees.

The accompanying proxy, if signed and returned, will be voted for election of the Board's nominees unless contrary instructions are given. If the Board's nominees are unable to serve, which is not anticipated, the persons named as proxies intend to vote, unless the number of nominees is reduced by the Board of Trustees, for such other person as the Board of Trustees may designate.

Recommendation of the Board of Trustees

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE ELECTION OF MR. ANTONIO GINORIO, MR. J. MICHAEL WILSON AND MR. THOMAS J. SHAFER AS TRUSTEES, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY CARD.

Nominee for Election to the Board of Trustees for a Two-Year Term to Expire at the 2003 Annual Meeting of Shareholders.

Antonio Ginorio, 58. Mr. Ginorio has been a Trustee of the Company since January 29, 2001. He was a Senior Audit Partner in the San Juan Office of Pricewaterhouse Coopers, a Big Five Accounting firm, for 36 years until his retirement in June 2000. He has extensive experience in banking, manufacturing, retail and real estate industries.

Nominees for Continuation to the Board of Trustees for Three-Year Terms to Expire at the 2004 Annual Meeting of Shareholders.

J. Michael Wilson, 35. Mr. Wilson has been a Trustee of the Company since March 13, 1997. He has been Chairman and Chief Executive Officer of the Company since July 1998. Mr. Wilson was a Director of IGMC from 1996 to 1998 and from January 1997 to November 1998 was Vice Chairman, Secretary, and Chief Financial Officer of IGC. He has been President and Chief Operating Officer of IBC since 1994 and a Director since 1991. He served as Vice President of IBC from 1991 to 1994. He has been a director of Wilson Securities Corporation since 1991, and President since March 1996. He was Vice President of Wilson Securities Corporation from 1991 to 1996. He has been Vice President of Interstate Waste Technologies ("IWT") since 1994. He is the brother of Thomas B. Wilson.

Thomas J. Shafer, 71. Mr. Shafer has been a Trustee of the Company since August 3, 1998. He is a registered Professional Engineer specializing in real estate evaluation and land development. He was a partner of Whitman, Requardt and Associates, LLP ("Whitman Requardt"), an engineering and architectural firm from 1976 through 1997 and its managing partner from 1989 through 1997. He was a director of IGMC from January 1998 to June 2000. Mr. Shafer currently serves as the President of the Charles Village Community Benefits District and the Charles Village Community Foundation, Inc. Whitman Requardt has provided engineering services to the Company for St. Charles for over thirty years.

Members of the Board of Trustees Continuing in Office; Terms to Expire at the 2002 Annual Meeting of Shareholders.

T. Michael Scott, 42. Mr. Scott has been a Trustee of the Company since December 21, 1999. Mr. Scott is President of Cambridge Holdings in Fairfax County, Virginia. He is an active member of the National Association of Industrial and Office Properties and serves on the Executive Committee of the Washington/Baltimore Chapter of the Young President's Organization.

Members of the Board of Trustees Continuing in Office; Terms Expire at the 2003 Annual Meeting of Shareholders.

Edwin L. Kelly, 59. Mr. Kelly has been a Trustee of the Company since March 13, 1997. He has been President and Chief Operating Officer of the Company since July 1998. Mr. Kelly was President and Chief Operating Officer of Interstate General Company L.P. ("IGC") and Interstate General Management Corporation ("IGMC") from 1997-1998. Prior to that, he served as Senior Vice President and Treasurer of IGC and Senior Vice President of IGMC since their formation in 1986. He has served in various executive positions with IGC and its predecessor companies since 1974, including as a Director of IGMC from 1986 to 1998.

Thomas B. Wilson, 38. Mr. Wilson has been a Trustee of the Company since March 13, 1997. Mr. Wilson was a Director of IGMC from December 1995 to October 1998. He has been a Vice President of one of IGC's general partners, Interstate Business Corporation ("IBC") since 1994. From 1994 through 1997, he was President of El Comandante Operating Company, Inc. ("ECOC"), which leased El Comandante Race Track in Puerto Rico from a subsidiary of Equus Gaming Company L.P. ("Equus"). Since January 1998, he has served as a Director, Chief Executive Officer, and President of Equus and Equus Management Company ("EMC"). He is the brother of J. Michael Wilson.

Requirements of Board Members

Pursuant to the Company's Declaration of Trust and Bylaws, not fewer than two of the members of the Board of Trustees must be persons who are not employed by (i) the Company, (ii) any Affiliate of the Company, or (iii) a member of the family of James J. Wilson, the President and Chief Executive Officer of Interstate General Company L.P.

During the year 2000, the Board of Trustees held three regular meetings and one special meeting. No trustee of the Company attended fewer than 75% of the total meetings of the Board and Committee meetings on which such Board members served during this period.

Committees of the Board

The Board of Trustees established the following standing committees on January 4, 1999:

Audit Committee. The Audit Committee will consist of no fewer than three members, each of whom will be an Independent Trustee. The responsibilities of the Audit Committee will include making recommendations concerning the engagement of independent public accountants, reviewing with the independent public accountants the plans for and results of the annual audit engagement, approval of any other professional services provided by the independent public accountants, approval of the fees paid to the independent public accountants for audit and non-audit services, and periodically reviewing, with the assistance of the independent public accountants, the adequacy of ACPT's internal accounting controls. The members of the Audit Committee are Messrs. Shafer and Scott for 2000 and Mr. Ginorio since January 29, 2001. A copy of the Audit Committee's Charter is attached hereto as Appendix A. The Audit Committee held four meetings during the year ended December 31, 2000. It is anticipated that upon completion of the election of trustees at the Annual Meeting the members of the Audit Committee will consist of Messrs. Shafer, Scott and Ginorio, all of whom meet the independence requirements under current American Stock Exchange's listing standards.

Compensation Committee. The Compensation Committee will consist of no fewer than two members, each of whom will be an Independent Trustee. The Compensation Committee will be responsible for the administration of the Share Incentive Plan and for approving the compensation of the executive officers of ACPT. The members of the Compensation Committee are Messrs. Shafer and Scott for 2000. The Compensation Committee met once during 2000.

Nominating Committee. The Board of Trustees does not have a standing committee for the recommendation of nominees for election to the Board of Trustees. This function is performed by the entire Board of Trustees.

Year 2000 Audit Fee Summary

During the year 2000, the Company retained its principal auditor, Arthur Andersen LLP, to provide services in the following categories and amounts:

Audit Fees	$392,100
All Other Fees	$274,101	(A)

    Tax services (recurring and advisory), eBusiness Strategy Consulting and other consulting.

The audit committee has considered whether the provision of non-audit services by the Company's principal auditor is compatible with maintaining auditor independence.

Compensation of Trustees

The Company pays its Trustees who are not employees of the Company or any of its Affiliates fees for services as Trustees. Trustees receive fees of $5,000 per quarter plus $1,400 per meeting and out of pocket travel reimbursements for meeting attendance.

Pursuant to a consulting agreement, Thomas J. Shafer is paid $2,500 per month for engineering and consulting services he provides the Company. The agreement may be terminated by either party on thirty days' notice.

Trustee Share Incentive Plan. The Trustee Share Incentive Plan authorizes the Board of Trustees, in its discretion, to grant to eligible Trustees awards of the same type and terms as the awards available under the Employee Share Incentive Plan discussed in Executive Compensation. Only Trustees who are not employees of ACPT or any affiliated company are eligible to receive awards under the Trustee Share Incentive Plan. 52,000 Common Shares have been reserved for issuance under the Trustee Share Incentive Plan. To date no awards have been granted.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executive Officers") as if they were ACPT employees during these periods. These executive officers were employed by IGC, ACPT's predecessor, prior to the completion of the restructuring and distribution of ACPT shares by IGC on October 5, 1998 ("the Restructuring"), at which time ACPT became responsible for their salaries and benefits.
							Long-Term Compensation
		Annual Compensation					Awards
Name & Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($) (2)	Securities Underlying Options/SAR's #	All Other Compensation ($) (1)

James Michael Wilson	2000	90,000		--		--	--	--
Chairman & Chief	1999	90,000		--		--	--	--
Executive Officer	1998	90,834		--		--	--	--

Edwin L. Kelly	2000	300,200		--		--	--	10,552
President & Chief	1999	289,575		--		--	--	9,896
Operating Officer	1998	273,217		--		--	--	10,064

Carlos R. Rodriguez	2000	215,300	(3)	--		--	--	10,552
Senior Vice	1999	128,346	(3)	(3)		--	--	6,582
President	1998	--	(3)	--		--	--	--

Paul Resnik	2000	210,200		--		--	--	10,552
Senior Vice	1999	204,575		--		--	--	9,896
President, Secretary	1998	198,939		--		--	--	10,064

Jorge Garcia	2000	160,300		30,000	(4)	--	--	8,015
Vice President of	1999	107,092		--		--	--	--
Subsidiary	1998	--		--		--	--	--

(1)	Reflects IGC's contributions to Retirement Plan discussed below.
(2)	Represents the difference between the price paid for common shares of the Company obtained by exercising share options and the fair market value of the shares at the date of purchase.
(3)

Effective January 1, 1998, Carlos Rodriguez became an employee of an affiliate, Equus Gaming Company ("Equus"). On February 2, 1999, Mr. Rodriguez was selected President of Interstate General Properties Limited Partnership S.E., an ACPT subsidiary. Mr. Rodriguez remained an employee of Equus during 1999 and the Company reimbursed Equus for the portion of his salary and related costs applicable to his services to the Company (reflected above). In addition, Equus funded $67,192 of additional base salary and a $45,500 bonus in 1999 and $6,369 of accrued vacation pay in 2000 for Mr. Rodriguez.

(4)	Bonus declared and paid in 2000 related to 1999 performance.

EMPLOYMENT AGREEMENTS

Each of Messrs. Kelly and Resnik entered into an employment agreement (the "Employment Agreements") with American Rental Management Company ("American Management") on August 25, 1998. Pursuant to the Employment Agreements, Mr. Kelly will serve as President and Chief Operating Officer for an annual base salary of $275,000, and Mr. Resnik will serve as Senior Vice President for an annual base salary of $200,000. The Employment Agreements provide for salary raises at the discretion of the Board of Trustees. Each of the Employment Agreements continues in effect until the death or resignation of the executive or his termination by American Management.

Under the terms of the Employment Agreements, if the executive's employment with American Management is terminated by American Management other than for "cause" (as defined in the Employment Agreement), or is terminated by the executive for "good reason" (as defined in the Employment Agreement) the terminated executive will be entitled to continue to receive his base salary for 24 months following the date of termination.

SHARE OPTIONS AND SHARE APPRECIATION RIGHTS

Certain named executive officers held options and/or incentive rights pursuant to IGC's plan. Pursuant to the terms of the Restructuring, the value of these options and rights were allocated between IGC and ACPT based on their average closing price for the 20 days after their shares commenced trading independently. As a result, ACPT options and incentive rights were issued in 1998 to certain named executives. The values at December 31, 2000 of these options and rights are reflected below.
AGGREGATED OPTION/SHARE APPRECIATION RIGHTS EXERCISED IN 2000 AND DECEMBER 31, 2000 OPTION/SHARE APPRECIATION RIGHTS VALUES
			Number of Securities Underlying Unexercised Options and Share Appreciation Rights at December 31, 2000	Value of Unexercised In-the-Money Options and Share Appreciation Rights at December 31, 2000
Name	Shares Acquired On Exercise (#)	Value Realized ($)	Exercisable/Unexercisable (#)	Exercisable/Unexercisable ($)

J. Michael Wilson	--	--	--/--	--/--
Edwin L. Kelly	--	--	20,000/0	0/0
Carlos Rodriguez	--	--	2,400/0	0/0
Paul Resnik	--	--	10,000/15,000	0/0
Jorge Garcia	--	--	--/--	--/--

LONG-TERM INCENTIVE PLAN

Under the Share Incentive Plan, the Compensation Committee of the Board of Trustees may grant to key employees the following types of Share-based incentive compensation awards ("Awards"): (i) options to purchase a specified number of Common Shares ("ACPT Options"), (ii) forfeitable Common Shares that vest upon the occurrence of certain vesting criteria ("Restricted Shares"), or (iii) Share Appreciation Rights ("ACPT Rights") that entitle the holder to receive upon exercise an amount payable in cash, Common Shares or other property (or any combination of the foregoing) equal to the difference between the market value of Common Shares and a base price fixed on the date of grant. A total of 208,000 Common Shares has been reserved for issuance under the Share Incentive Plan.

The Share Incentive Plan authorizes the Compensation Committee to determine the exercise price and manner of payment for ACPT Options and the base price for ACPT Rights. The Compensation Committee also is authorized to determine the duration and vesting criteria for Awards, including whether vesting will be accelerated upon a change in control of ACPT.

RETIREMENT PLAN

ACPT established a retirement plan (the "Retirement Plan") for eligible employees of the Company. Employees are generally eligible to participate when they complete one year of service. Time of service performed for the Predecessor qualifies for the service requirement. Contributions to the plan are 4% of base salaries and wages not in excess of the U.S. Social Security taxable wage base, and 8% of salaries (limited to $170,000) that exceed that wage base.

In addition, the Retirement Plan contains a profit sharing provision allowing ACPT to award annual cash bonuses to the officers and employees in reasonable amounts reflecting their contributions to the Company. The awards are determined by the Compensation Committee. A portion of each bonus is contributed on behalf of the employee to the Retirement Plan. No awards were made in 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The 2000 salary increases for Paul Resnik, Carlos Rodriguez and Eduardo Cruz Ocasio were presented to the Compensation Committee by Edwin L. Kelly. The Compensation Committee, comprised of outside trustees, made the determination of increases for all executive officers.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Committee.

The Compensation Committee consists of a minimum of two Independent Trustees appointed by the Board of Trustees. For Fiscal Year 2000, the two members were Thomas J. Shafer and T. Michael Scott, neither of whom is or ever was an employee of ACPT. The Compensation Committee is responsible for the administration of the Share Incentive Plan and for approving compensation for the executive officers of ACPT. Compensation of other employees earning more than $65,000 annually must be approved by the full Board of Trustees.

Compensation Policy and Objectives.

The policy of the Compensation Committee is to provide competitive salaries and long term benefits to employ, retain and reward executives capable of leading the Company in achieving its business objectives. These objectives include enhancing shareholders value, preserving a strong financial position, and positioning the Company for long-term growth. The Committee reviews performance annually and bonuses and benefits under the Share Incentive Plan are based on this evaluation. The Committee recognizes that share price is one measure of performance, but other factors, including business conditions and success in achieving short and long term goals are to be considered in arriving at meaningful analyses of performance.

Compensation of Executive Officers.

Certain bonuses, options and share appreciation rights were in place at the time of the restructuring on October 5, 1998 and these were assumed by ACPT pursuant to the terms of the restructuring agreement. Based on examination of comparable positions in the real estate industry and their performance during 1999, adjustments in salaries were made for the calendar year 2000. James Michael Wilson is the Chief Executive Officer ("CEO") and under the terms of the restructuring agreement, ACPT was required to reimburse IBC for Mr. Wilson's salary up to $90,000 per year, plus related costs including FICA and FUTA taxes. Mr. Wilson also serves as Chairman of the Board of Trustees of ACPT without compensation except for incurred expenses. This arrangement remained in place during 2000 and no increase in salary, bonuses or share appreciation rights were awarded to Mr. Wilson. Edwin L. Kelly serves as the President and Chief Operating Officer ("COO") and is responsible for asset management, property management, land development and financial oversight for ACPT and its subsidiaries. Based on his broad duties and his performance, Mr. Kelly's salary was increased by 3.4%, from $290,000 to $300,000 for the year 2000. No bonuses or share incentives were awarded to Mr. Kelly. Paul Resnik serves as Senior Vice President, Secretary of ACPT with primary responsibility for property management in the U.S. Based on his performance in 1999 wherein apartment occupancy remained high with management fees of over $1.5 million, Mr. Resnik's salary was adjusted from $205,000 to $210,000, an increase of 2.4%. Mr. Resnik received no bonus or share incentives. Carlos Rodriguez was named Chief Executive Officer of IGP on February 2, 1999 to replace Francisco Arrivi Cros. On June 30, 1999, Mr. Rodriguez was named Senior Vice President of ACPT and was named Vice President of American Land on October 20, 1999. He is responsible for administration of all operations of ACPT in Puerto Rico and reports directly to Mr. Kelly. Based on continued growth in land development operations in Puerto Rico and his reorganization of the administration in Puerto Rico, Mr. Rodriguez's salary was adjusted from $200,000 to $215,000, an increase of 7.5%. Mr. Rodriguez was not awarded any bonuses or share appreciation rights. Eduardo Cruz Ocasio served as Vice President of ACPT with chief responsibility for asset management of properties in Puerto Rico. The apartment projects have continued at nearly 100% occupancy and contribute significant management fees to ACPT. Based on his excellent performance his salary was adjusted to $126,000, an increase of 5%. Mr. Cruz did not receive any bonus or share appreciation rights.

Compensation Committee

Thomas J. Shafer
T. Michael Scott
March 27, 2001

AUDIT COMMITTEE REPORT

The Audit Committee has met with management to review and discuss the audited financial statements for the year ended December 31, 2000. The Audit Committee also conducted discussions with ACPT's independent auditors, Arthur Andersen LLP on January 29, 2001 and March 27, 2001, regarding the matters required by the Statement on Auditing Standards No. 61. As required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," the Audit Committee has received the required written disclosures and confirming letter from Arthur Andersen LLP regarding its Independence and has discussed with Arthur Andersen LLP its independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Trustees that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

Audit Committee

Thomas J. Shafer
T. Michael Scott
Antonio Ginorio

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of the Company's Common Shares by each of the Company's Trustees, the Company's Chief Executive Officer, each of the four most highly compensated executive officers who were serving as executive officers at the end of 2000, other than the Company's Chief Executive Officer, all Trustees and current executive officers as a group and each person who is known by the Company to beneficially own five percent or more of any class of the Company's voting securities as of March 1, 2001. The Company has relied upon information supplied by its officers, trustees, and certain shareholders and upon information contained in filings with the SEC.
Name	Number of Shares of Common Stock Beneficially Owned	Percent of All Shares of Common Stock

James Michael Wilson, (1)(2)	90,133	1.74
Edwin L. Kelly	55,607	1.07
Thomas B. Wilson, (1)	86,397	1.66
Paul Resnik	6,000	*
Carlos Rodriguez (3)	3,000	*
Jorge Garcia	--	*
Thomas J. Shafer	5,000	*
T. Michael Scott	2,000	*
Antonio Ginorio	--	*
All Trustees and executive officers of ACPT as a group (14 persons)(2)(3)	248,312	4.78
Bessemer Interstate Corporation 630 Fifth Avenue New York, NY 10111	261,104	5.03
Chap Cap Partners L.P. Continental Grand Plaza #411 300 N. Continental Blvd. El Segundo, CA 90245	495,200	9.53
Interstate Business Corporation (1)(4)(5) 222 Smallwood Village Center St. Charles, MD 20602	1,574,976	30.32
Wilson Securities Corporation (1)(3) 222 Smallwood Village Center St. Charles, MD 20602	545,673	10.50

* Less than 1%.

  These persons are members of the Wilson Group. The Wilson Group is comprised of James J. Wilson, Barbara A. Wilson, their six children, James Michael Wilson, Thomas B. Wilson, Kevin J. Wilson, Elizabeth W. Weber, Mary P. Wilson and Brian J. Wilson, Interstate Business Corporation, Wilson Securities Corporation and Wilson Family Limited Partnership. The Wilson Group, collectively has voting and dispositive control through direct and indirect ownership of 51.54% of ACPT's outstanding shares as reflected in James Michael Wilson's Schedule 13D. However, there is no formal arrangement among the members of the group in regard to their voting and dispositive voting rights.

  Includes 3,736 shares attributable to ACPT shares held by the Wilson Family Limited Partnership, a partnership in which J. Michael Wilson serves as a general partner.

  Includes 3,000 shares attributable to options outstanding and exercisable.

  Owned by certain members of the Wilson Family, including J. Michael Wilson and Thomas B. Wilson.

  Includes 25,000 shares owned by Equus Management Company, a wholly owned subsidiary of Interstate Business Corporation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Staggered Transfer of Partnership Interests to American Housing Properties, L.P. ("American Housing")

Prior to the Restructuring, the transfer from IGC to American Housing of portions of IGC's general partnership interests in nine U.S. apartment partnerships was not completed. These remaining transfers were deferred to permit IGC to obtain limited partner and HUD, where required, consents or to avoid certain of the partnerships from triggering a tax termination pursuant to Section 708 of the Internal Revenue Code of 1986, as amended. Limited partner and/or HUD approvals were received in 1999 and the appropriate partnership interests transferred to American Housing. The partnership interests temporarily retained by IGC to avoid a technical termination of the partnership under Section 708 of the Code were transferred to American Housing in February of 2000.

ACPT will indemnify and hold IGC harmless from liability to any third party arising after the initial transfer of partnership interests that might be imposed upon IGC in its capacity as a general partner of any of the nine apartment partnerships while it temporarily retained an interest.

Consulting Agreement.

American Rental Management Company ("American Management") entered into a consulting and retirement compensation agreement with IGC's founder and Chief Executive Officer, James J. Wilson, effective October 5, 1998. The Consulting Agreement (the "Consulting Agreement") provides for annual cash payments during the first two years of $500,000 and annual cash payments for eight years thereafter of $200,000. However, if Mr. Wilson dies or ACPT is sold during the term of the Consulting Agreement, the agreement provides for a lump sum payment equal to the lesser of $400,000 or the aggregate of annual payments then payable under the agreement. During the Consulting Agreement term, Mr. Wilson will remain available to provide consulting services requested from time to time by the Board of Trustees including strategic planning and transaction advisory services. Pursuant to the Consulting Agreement, American Management will reimburse the reasonable costs and expenses incurred by Mr. Wilson in providing requested consulting services. At the request of Mr. Wilson, ACPT has been making payments under this Consulting Agreement to IGC. Mr. Wilson is the father of J. Michael Wilson and Thomas B. Wilson.

Joint Litigation with Charles County.

In connection with the Restructuring, IGC assigned to ACPT its rights under the 1989 settlement agreement with Charles County. However, with respect to pending litigation to enforce the settlement agreement, IGC retained its claim for any monetary damages for excess sewer connection fees and impact fees paid prior to the Distribution that may be awarded as a result of such litigation. See Item 3 "Legal Proceedings" in the Company's Annual Report on Form 10-K.

Payments to IBC for Services Provided by J. Michael Wilson.

J. Michael Wilson, the Chief Executive Officer ("CEO") of ACPT and President of IBC, is on the payroll of IBC. ACPT reimbursed IBC $90,000 for his services provided to ACPT.

Apartment Management Services.

ACPT provided management services to five apartment rental projects and two commercial properties in which ACPT is not the general partner and IBC or an IBC related entity holds an ownership interest. The management contracts provide for fees ranging from 2.5% to 5.5% of rents. Total fees in 2000 were $766,000. Management believes that the terms of these transactions are comparable to those that could be negotiated with an independent third party.

Support Services Provided IGC.

During the transition period after the Restructuring, the Company provided land development, accounting, tax, human resources, payroll processing and other miscellaneous administrative support services to IGC. After the transition period, ACPT has continued to provide land development, human resources, payroll processing and tax services to IGC on a cost reimbursement basis. During 2000, IGC was billed $151,000 for these services. As of December 31, 2000, $216,000 of accrued fees were unpaid.

Support Services Provided Equus

During 2000, the Company provided office space, tax, human resources, payroll processing and other miscellaneous administrative support to Equus on a cost reimbursement basis. During 2000, Equus was billed $76,000 for these services. As of December 31, 2000, $90,000 remained outstanding.

Land Development Associates S.E. ("LDA") Receivable.

IGC retained a portion of a $9 million receivable due from LDA after the completion of the Restructuring. The note receivable is payable from LDA's first available cash flow determined by ACPT after debt service, cost of operations and working capital requirements. ACPT retained the right to collect the first $2,400,000 paid on this note. During 2000, the note language was revised to more clearly reflect the terms of the Restructuring. As a result, the definition of available cash flow was modified to allow LDA to make distributions to its partners equal to the amount of any note payments made to IGC. During 2000, the Company paid IGC $1,500,000 of interest and principal on the note.

SHARE PRICE PERFORMANCE GRAPH

The following share price performance graph compares cumulative total returns of the Company and the indicated indexes assuming an investment of $100 on October 6, 1998 (first trading day following the Restructuring) and the two indices on September 30, 1998 and further assumes the reinvestment of all dividends. Stock price performance is not necessarily indicative of future results.

	10/6/98	12/31/98	12/31/99	12/31/00
American Community Properties Trust	100.00	60.71	45.55	59.84
NAREIT Equity REIT Index	100.00	95.21	87.83	97.36
Standard and Poor 500 Index	100.00	151.54	213.28	89.93

PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Trustees has appointed the firm of Arthur Andersen LLP, certified public accountants, to audit the accounts of ACPT and its subsidiaries for fiscal 2001. Arthur Andersen LLP served as the Company's independent accountants for fiscal 2000. Representatives of this firm are expected to be present at the 2001 Annual Meeting, with the opportunity to make a statement, should they desire to do so, and will be available to respond to appropriate questions from shareholders. The Board recommends a vote "For" Proposal No. 2.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Each trustee and officer of the Company is required to file with the Securities and Exchange Commission, by a specified date, reports regarding his or her transactions involving the Company's Common Shares. A Form 5 was filed by J. Michael Wilson to report information relating to transactions that would have otherwise been reportable on a Form 4 during the year. Based solely on review of the copies of these reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended December 31, 2000, all other filing requirements were complied with.

ANNUAL REPORT

The Company's audited financial statements and notes thereto, including selected financial data and management's discussion and analysis of financial condition and results of operations for the year ended December 31, 2000, are included on page 9 through 32 of the Company's Annual Report, which is being mailed to all shareholders with this proxy statement.

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

Shareholders who intend to submit proposals for consideration at the Company's next annual meeting of shareholders must submit such proposals to the Company no later than January 2, 2002, in order to be considered for inclusion in the proxy statement and form of proxy to be distributed by the Board in connection with that meeting. Shareholder proposals should be submitted to American Community Properties Trust, Attn: Paul Resnik, Secretary, 222 Smallwood Village Center, St. Charles, Maryland, 20602.

OTHER MATTERS

The Board of Trustees does not know of any matter other than those described in this proxy statement that will be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their judgment.

EXPENSES OF SOLICITATION

The cost of proxy solicitation will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally, or by telephone, telegraph, or mail by one or more Company employees. The Company will also reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials to their principals, the beneficial owners of the Company's Shares.

Paul A. Resnik

Secretary

APPENDIX A

AMERICAN COMMUNITY PROPERTIES TRUST
AUDIT COMMITTEE OF THE BOARD OF TRUSTEES
CHARTER

PURPOSE

The primary function of the Audit Committee is to assist the Board of Trustees in fulfilling its oversight responsibilities with respect to the financial reports and other financial information provided by the Trust to the shareholders and others, the Trust's system of internal controls, and the Trust's audit, accounting, and financial reporting processes generally.

In carrying out this function, the Audit Committee shall serve as an independent and objective monitor of the performance of the Trust's financial reporting process and system of internal control; review and appraise the audit efforts of the Trust's independent accountants; and, provide for open, ongoing communication among the independent accountants, senior and financial management, and the Board of Trustees concerning the Trust's financial position and affairs.

COMPOSITION

The Audit Committee shall be comprised of three or more trustees, as determined by the Board of Trustees, each of whom shall be an independent trustee as determined in accordance with the Trust's By-laws and AMEX rules. In accordance with AMEX rules, all members of the Audit Committee shall be "financially literate," i.e., familiar with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

MEETINGS

The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Company's independent public accountants and internal auditor shall attend at least one of the Committee's meetings each year. The Committee may request members of management or others to attend meetings and to provide pertinent information as necessary. The Committee shall provide management, the independent public accountants, and the internal auditor with appropriate opportunities to meet privately with the Committee.

RESPONSIBILITIES AND DUTIES

The Committee's responsibility is oversight, and it recognizes that the Trust's management is responsible for preparing the Trust's financial statements. Additionally, the Committee recognizes that financial management, as well as the independent accountants, have more knowledge and more detailed information about the Trust than do the members of the Committee; consequently, in carrying out its oversight responsibilities the Committee is not providing any expert or special assurance as to the Trust's financial statements or any professional certification as to the independent accountants' work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight responsibility. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

  Review the financial information contained in the Trust's Quarterly Report on Form 10-Q prior to its filing, the Trust's earnings announcements prior to release, and the results of the independent accountants' review of Interim Financial Information pursuant to SAS 71. The Chair may represent the entire Audit Committee, either in person or by telephone conference call, for purposes of this review.
  Review with management and the independent accountants at the completion of the annual audit of the Trust's consolidated financial statements included in the Annual Report on Form 10-K for the last fiscal year and prior to its filing:
    the Trust's annual consolidated financial statements and related footnotes;
    the independent accountants' audit of the consolidated financial statements and their report;
    any significant changes required in the independent accountants' examination plan;
    any serious difficulties or disputes with management encountered during the course of the audit; and
    other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards including, discussions relating to the independent accountants' judgments about such matters as the quality, not just the acceptability, of the Trust's accounting practices and other items set forth in SAS 61 (Communication with Audit Committees) or other such auditing standards that may in time modify, supplement or replace SAS 61.
  On an annual basis, the Audit Committee should ensure receipt of, and review with the independent accountants, a written statement required by Independence Standards Board (ISB) Standard No. 1, as may be modified or supplemented, and discuss with the accountants their independence. The Committee will recommend that the Board of Trustees take appropriate action on any disclosed relationships that may reasonably be thought to bear on the independence of the accountants and satisfy itself that the Trust has engaged independent accountants as required by the Securities Acts administered by the Securities and Exchange Commission.
  The Committee will have prepared and review the Audit Committee Report for inclusion in the annual shareholders' meeting proxy statement. The Audit Committee Report must state whether the Audit Committee:
    has reviewed and discussed the audited consolidated financial statements with management;
    has discussed with the independent accountants the matters required to be discussed by SAS 61, as may be modified, supplemented or replaced;
    has received the written disclosures from the independent accountants required by ISB Standard No. 1, as may be modified or supplemented, and has discussed with the accountants their independence; and
    has recommended to the Board of Trustees, based on the review and discussions referred to in above items (1) through (3), that the Trust's consolidated financial statements be included in the Annual Report on Form 10-K for the last fiscal year for filing with the Commission.
  The Audit Committee and Board of Trustees are responsible for the selection, evaluation and, where appropriate, replacement of the independent accountants. Selection for the ensuing calendar year will be submitted to the shareholders for ratification or rejection at the annual meeting of shareholders. Consistent with these responsibilities, it is recognized that the independent accountants are ultimately accountable to the Board of Trustees and Audit Committee.
  Review and reassess the adequacy of the audit committee charter on an annual basis. The charter will be included as an appendix to the annual stockholders' meeting proxy statement triennially or in the next annual shareholders' meeting proxy statement after any significant amendment to the charter.
  In consultation with the independent accountants, regularly review the integrity of the Trust's financial reporting processes and system of internal control.
  Review legal and regulatory matters that may have a material impact on the Trust's consolidated financial statements, related compliance policies and programs, and reports received from regulators.

In addition to the activities described above, the Audit Committee will perform such other functions as necessary or appropriate under law, the Declaration of Trust or By-laws, and the resolutions and other directives of the Board of Trustees.

The Audit Committee shall have the power to conduct or authorize investigations into any matters within its scope of responsibilities and shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

The duties and responsibilities of a member of the Audit Committee are in addition to those duties generally pertaining to a member of the Board of Trustees.

The Audit Committee will report its actions to the Board of Trustees with such recommendations as the Audit Committee may deem appropriate.

AMERICAN COMMUNITY PROPERTIES TRUST
Proxy for Meeting of ACPT Shareholders on June 6, 2001

The undersigned, a shareholder of American Community Properties Trust, (the "Company") hereby appoints Edwin L. Kelly and Paul Resnik, and each of them individually, as Proxies to represent and vote all of the Company's Common Shares held of record by the undersigned, each with full power of substitution, at the Annual Meeting of Shareholders of the Company, to be held at the Holiday Inn, James Craik Room, 45 St. Patrick's Drive, St. Charles, Maryland, on Wednesday, June 6, 2001 at 10:00 a.m., EST, and at any adjournment or postponement thereof, as follows on the reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE BELOW. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1) AND (2) BELOW, THIS PROXY WILL BE VOTED "FOR" SAID PROPOSAL OR PROPOSALS. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

  To (i) elect one Trustee of the Company for a term of two years and (ii) elect two Trustees (a and b) of the Company for a term of three years.

  Nominees: (i) Antonio Ginorio and (ii) (a) J. Michael Wilson and (b) Thomas J. Shafer

  [ ] FOR ALL NOMINEES [ ] WITHHELD FROM ALL NOMINEES

  [ ] ______________________________________

  For all nominees except as noted above

  Ratification of the selection of Arthur Andersen LLP as the Company's Independent Accountants for 2001 FOR [ ] AGAINST [ ] ABSTAIN [ ]
  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting of any adjournment or postponement thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated April 12, 2001.

Please complete, sign, and date this proxy card and return it promptly in the enclosed postage prepaid envelope or otherwise to P.O. Box 2637, Waldorf, Maryland 20604.
_______________________________________ Name of Shareholder	______________________ Number of Shares Held
_______________________________________ Signature	______________________, 2001 Date
_______________________________________ Title or Authority, if applicable
Note:

If Shares are registered in more than one name, the signature of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, giving his or her title. A partnership should sign in the partnership name by an authorized person. Trustees, guardians, executors and administrators should sign in their official capacity, giving full title as such.

PLEASE COMPLETE, SIGN AND DATE THIS CARD AND RETURN IT PROMPTLY.